                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Adobe Systems Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           ADOBE SYSTEMS INCORPORATED
                                 345 PARK AVENUE
                         SAN JOSE, CALIFORNIA 95110-2704

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 15, 1999

TO THE STOCKHOLDERS OF ADOBE SYSTEMS INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Adobe Systems Incorporated, a Delaware corporation (the "Company"), will be held on April 15, 1999, at 4:30 p.m., local time, at the Company's headquarters, East Tower, 321 Park Avenue, San Jose, California 95110 for the following purposes:

     1. To elect three (3) Class II directors of the Company to serve for a two-year term.

     2. To approve an amendment to the Company's 1997 Employee Stock Purchase Plan (the "Amended 1997 Purchase Plan") to increase the number of shares reserved for purchase under the Amended 1997 Purchase Plan by 2,500,000. THE COMPANY EXPECTS THAT THE SHARE INCREASE WILL BE ADEQUATE TO COVER THE ISSUANCE OF EMPLOYEE STOCK PURCHASE SHARES OVER A TWO-YEAR PERIOD.

     3. To ratify the appointment of KPMG LLP as the independent public accountants of the Company for the fiscal year ending December 3, 1999.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on February 19, 1999 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 345 Park Avenue, San Jose, California.

                                       By Order of the Board of Directors


                                       /s/ Colleen M. Pouliot

                                       Colleen M. Pouliot
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                       & SECRETARY

San Jose, California
March 9, 1999

   IMPORTANT: PLEASE FILL-IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           ADOBE SYSTEMS INCORPORATED

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 15, 1999


                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
Information Concerning Solicitation and Voting .................................    1

Proposal One--Election of Directors ............................................    2

Security Ownership of Certain Beneficial Owners and Management .................    5

Executive Compensation .........................................................    7

Report of the Executive Compensation Committee .................................   15

Repricing Report of the Executive Compensation Committee .......................   19

Ten-Year Option Repricings Table ...............................................   21

Director Compensation ..........................................................   24

Changes to Benefit Plans .......................................................   24

Performance Graph ..............................................................   25

Proposal Two--Approval of an Amendment to Increase Share Reserve Under
  the 1997 Employee Stock Purchase Plan ........................................   26

Proposal Three--Ratification of Appointment of Auditors ........................   28

Other Business .................................................................   28

Stockholder Proposals to be Presented at Next Annual Meeting ...................   29



                                      (i)

                                 PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           ADOBE SYSTEMS INCORPORATED

                          ----------------------------

     The accompanying proxy is solicited by the Management of Adobe Systems Incorporated (the "Company") for use at its Annual Meeting of Stockholders to be held on April 15, 1999, at the Company's headquarters, East Tower, 321 Park Avenue, San Jose, California 95110-2704, at 4:30 p.m., local time, or at any adjournment or postponement of the meeting, for the purposes described below and in the accompanying Notice of Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The principal executive offices of the Company are at 345 Park Avenue, San Jose, California 95110-2704. The Company's telephone number at that location is
(408) 536-6000. The date of this Proxy Statement is March 9, 1999, the approximate date on which these proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended November 27, 1998, including financial statements, were first sent or given to stockholders entitled to vote at the meeting.

     This solicitation of proxies is made on behalf of the Management of the Company and the associated cost will be borne by the Company. The Company has engaged Innisfree M&A, Incorporated ("Innisfree") to assist in the solicitation of proxies. The Company has previously paid Innisfree a retainer, of which $7,500 is attributable to this solicitation. In addition, the Company will reimburse Innisfree for its reasonable out-of-pocket expenses.

     In addition to solicitation by mail and by Innisfree, Management may use the services of its directors, officers and others to solicit proxies, personally or by telephone, telegram, facsimile or electronic mail. No additional compensation will be paid to directors, officers or other regular employees for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses they incur.

RECORD DATE, VOTING AND REVOCABILITY OF PROXIES

     The Company had outstanding on February 19, 1999, (the "Record Date") 60,324,573 shares of Common Stock, $.0001 par value, all of which are entitled to vote on all matters to be acted upon at the meeting. The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for transaction of business. Each stockholder is entitled to one vote for each share held on the Record Date. If no instructions are given on the executed Proxy, the Proxy will be voted for all nominees and in favor of all proposals described.

     For the election of directors, a plurality of the votes present and entitled to vote is required for approval if a quorum is present and voting. The affirmative vote of a majority of shares cast at the meeting is required for approval of Proposals 2 and 3 being submitted to the stockholders for their consideration. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares represented at the meeting for purposes of determining the presence of a quorum. Each is tabulated separately. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with the Secretary of the Company a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Board has nominated Messrs. Warnock and Sedgewick and Ms. Baldwin to serve as Class II directors of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the Proxies will be voted for the election of such other persons for the office of director as Management may recommend in the place of such nominee.

     Gene P. Carter and William J. Spencer, both current Class II directors of the Company, have declined to stand for re-election in 1999 because of other commitments. Messrs. Carter's and Spencer's terms as Class II directors expire immediately prior to the 1999 Annual Meeting of Stockholders. Although Ms. Baldwin currently serves as a Class I director, effective as of the Annual Meeting, Ms. Baldwin's class as a director shall change, so she has been nominated as a Class II director. William Hambrecht decided in February 1999 to relinquish his Board position in order to focus on his new business. The Board of Directors intends to search for at least one additional qualified director to join the Board.

       THE BOARD RECOMMENDS VOTING "FOR" THE THREE NOMINEES LISTED BELOW:

INFORMATION REGARDING NOMINEES

     The Company's Bylaws provide that the authorized number of directors shall be fixed in accordance with the Company's Certificate of Incorporation. The Company's Certificate of Incorporation states that the number of directors constituting the Board of Directors shall be fixed by the Board of Directors. Accordingly, the Board of Directors has fixed the current number at seven, but effective as of the Annual Meeting of Stockholders, the size of the Board of Directors will automatically be decreased to five members, with three in Class II and two in Class I. The Company's Bylaws provide that the directors shall be divided into two classes, with the classes of directors serving staggered, two-year terms.

     Vacancies on the Board resulting from any cause, and any newly created directorships resulting from any increase in the number of directors, shall be filled by a majority of the remaining directors, unless the Board of Directors determines that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by law.

     All directors, including directors elected by the Board of Directors to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as Management may propose. Each person nominated for election has agreed to serve if elected and Management has no reason to believe that any nominee will be unable to serve.

     Each nominee for election to Class II director is currently a director of the Company, and each nominee except Ms. Baldwin was previously elected as a director by the stockholders. The three Class II directors to be elected at the 1999 Annual Meeting will hold office until the 2001 Annual Meeting and until their successors have been elected and qualified, or until such director's earlier death, resignation or removal.

     The following tables set forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the year each began serving as a director of the Company:

                      NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 2001:

                                             PRINCIPAL OCCUPATION
    NAME                                   DURING THE PAST FIVE YEARS                          AGE         YEAR
    ----                                   --------------------------                          ---         ----
    John E. Warnock         Dr. Warnock was a founder of the Company and has been its           58         1982
                            Chairman of the Board since April 1989.  Since September
                            1997, he has shared the position of Chairman of the Board
                            with Charles M. Geschke. Dr. Warnock has been Chief
                            Executive Officer of the Company since 1982. He is Chairman of Octavo Corporation. Dr. Warnock received a Ph.D. in
                            electrical engineering from the University of Utah.

    Carol Mills Baldwin     Ms. Baldwin is the President and Chief Executive Officer of         45         1998
                            Acta Technology, Inc., a privately held company.  Prior to joining Acta in July 1998, Ms. Baldwin was the General
                            Manager in the Enterprise Systems Division of
                            Hewlett-Packard since 1981.  She holds a MBA degree from
                            Harvard University and a BA degree from Smith College.

    Robert Sedgewick        Since 1985, Dr. Sedgewick has been a Professor of Computer          52         1990
                            Science at Princeton University, where he was the founding
                            Chairman of the Department of Computer Science from 1985 to
                            1994.  He is the author of a widely used series of
                            textbooks on algorithms.  Dr. Sedgewick holds a Ph.D. in
                            computer science from Stanford University.

                           INCUMBENT CLASS I DIRECTORS WITH A TERM EXPIRING IN 2000:

                                             PRINCIPAL OCCUPATION
    NAME                                   DURING THE PAST FIVE YEARS                          AGE         YEAR
    ----                                   --------------------------                          ---         ----
    Charles M. Geschke      Dr. Geschke was a founder of the Company and has been its           59         1982
                            President since April 1989.  In September 1997, Dr. Geschke assumed the position of Chairman of the Board, sharing that office with John E. Warnock.  He was Chief Operating
                            Officer of the Company from December 1986 until July 1994.
                            He is a director of Rambus Incorporated.  Dr. Geschke
                            received a Ph.D. in computer science from Carnegie Mellon
                            University.

    Delbert W. Yocam        Mr. Yocam is Chairman of the Board and Chief Executive              55         1991
                            Officer of Inprise Corporation, formerly Borland
                            International, Inc. Prior to joining Inprise, Mr. Yocam was an independent consultant from November 1994 through
                            November 1996.  From September 1992 until November 1994, he served as President and Chief Operating Officer and as a
                            director of Tektronix, Inc.  Mr. Yocam is also a director
                            of Raster Graphics, Inc., Xircom, Inc., and several
                            privately-held technology companies. He holds a MBA degree from California State University, Long Beach, and a BA
                            degree in Business Administration from California State
                            University, Fullerton.

BOARD MEETINGS AND COMMITTEES MEETINGS

     The following table sets forth the standing Committees of the Board of Directors, the members of each such Committee during fiscal 1998 and the number of meetings held by the Board and the Committees:

                                     MEMBERSHIP ROSTER

                                                                    EXECUTIVE                EMPLOYEE
NAME                                                  BOARD  AUDIT COMPENSATION  INVESTMENT    GRANT
----                                                  -----  ----- ------------  ----------  ---------
Ms. Baldwin....................................        X
Dr. Warnock....................................        X                                          X
Dr. Geschke....................................        X                                          X
Mr. Carter.....................................        X                X            X
Mr. Hambrecht..................................        X                X
Dr. Sedgewick..................................        X      X         X            X
Dr. Spencer....................................        X      X                      X
Mr. Yocam......................................        X                X            X
Number of meetings held in fiscal 1998.........        12     2         7            8            1*

------------------------------------

* The Employee Grant Committee held only one meeting during fiscal 1998. All other actions taken by the Employee Grant Committee were taken by Unanimous Written Consent.

     All directors attended at least 75% of the aggregate of the meetings of the Board and committees of the Board of which they were members. The Company does not have a nominating committee nor any committee performing such functions.

     The Audit Committee meets with the Company's independent auditors at least annually and reviews and approves (i) the scope of the audit performed by the Company's independent public accountants and (ii) the Company's accounting principles and internal accounting controls. All members of the Audit Committee are non-employee directors. Effective as of the Annual Meeting, Mr. Spencer will no longer serve on the Audit Committee.

     The Executive Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and stock ownership programs. All members of the Executive Compensation Committee are non-employee directors. Mr. Hambrecht relinquished his position on the Executive Compensation Committee in February 1999. Effective as of the Annual Meeting, Mr. Carter will no longer serve on the Executive Compensation Committee.

     The Investment Committee evaluates the advisability of the Company's investing in outside-managed venture capital funds and direct investments by the Company, focusing on startup companies in businesses strategically related to the Company's markets and technology, and continues to monitor the performance of the investments. The Investment Committee also reviews and approves any transaction in excess of $1 million between the Company and any investee company. Effective as of the Annual Meeting, Messrs. Carter and Spencer will no longer serve on the Investment Committee.

     The Employee Grant Committee reviews and approves grants of options and restricted stock to non-officer employees under the Company's 1994 Stock Option Plan and the 1994 Performance and Restricted Stock Plan, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of January 31, 1999, there were outstanding 61,421,906 shares of the Company's Common Stock. Except as set forth in the footnotes to the table, the following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of January 31, 1999: (a) by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (b) by the Chief Executive Officer of the Company;
(c) by each of the executive officers named in the Summary Compensation Table; (d) by each director of the Company; and (e) by all current executive officers and directors of the Company as a group.

                                                                AMOUNT AND NATURE OF        PERCENT OF COMMON
NAME                                                         BENEFICIAL OWNERSHIP(1)(2)     STOCK OUTSTANDING
----                                                         --------------------------     -----------------
Vanguard PRIMECAP Fund .................................              5,190,000 (3)               8.45%
   225 South Lake Ave., Suite 400
   Pasadena, CA  91101-3005

T. Rowe Price Associates, Inc. .........................              3,790,383 (4)               6.17%
   100 E. Pratt Street
   Baltimore, ML  21202

John E. Warnock ........................................                978,174 (5)               1.59%
Charles M. Geschke .....................................                627,808 (6)               1.02%
Frederick A. Snow ......................................                 31,188 (7)                *
Bruce Chizen............................................                 14,765 (8)                *
Derek J. Gray...........................................                 60,674 (9)                *
William R. Hambrecht ...................................                100,984(10)                *
Delbert W. Yocam .......................................                 17,500(11)                *
Robert Sedgewick .......................................                 28,700(12)                *
William J. Spencer .....................................                      0                    *
Gene P. Carter .........................................                 91,104(13)                *
Carol Mills Baldwin ....................................                      0(14)                *
All directors and current executive officers
   as a group (13 persons)..............................              2,061,851(15)               3.36%

--------------------------------------------
*       Less than 1%.

(1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) As to any shares issuable upon exercise of outstanding options identified in the footnotes to this table, those options exercisable on January 31, 1999 or within 60 days thereafter are included.

(3) Of the 5,190,000 shares attributed to Vanguard PRIMECAP Fund, it has sole voting power and shared dispositive power over all shares. This information was provided pursuant to Schedule 13G and is as of December 31, 1998.

(4) Of the 3,790,383 shares attributed to T. Rowe Price Associates, Inc., it has sole voting power over 285,737 shares and sole dispositive power over all 3,790,383 shares. This information was provided pursuant to
        Schedule 13G and is as of December 31, 1998.

(5) Of the shares attributed to Dr. Warnock, 8,400 shares are held in trusts for the benefit of his children; Dr. Warnock shares voting and investment power over these trusts with his spouse and Charles M. Geschke. Includes 182,894 shares issuable upon exercise of outstanding options.

(6) Of the shares attributed to Dr. Geschke, 800 shares are held by Dr. Geschke's father; Dr. Geschke disclaims beneficial ownership of those shares. In addition, 355,949 shares are held in the name of the Geschke Family Trust dated 9/25/87, over which Dr. Geschke shares voting and investment power with his spouse. Includes 180,825 shares issuable upon exercise of outstanding options.

(7) Includes 29,416 shares issuable upon exercise of outstanding options, and 1,772 shares of restricted securities subject to vesting.

(8) Includes 13,379 shares issuable upon exercise of outstanding options, and 1,386 shares of restricted securities subject to vesting.

(9)     Includes 58,674 shares issuable upon exercise of outstanding options.

(10) Includes 17,500 shares issuable upon exercise of outstanding options. Mr. Hambrecht resigned as a director of the Company in February
        1999.

(11) Consists entirely of 17,500 shares issuable upon exercise of outstanding options.

(12)    Includes 27,500 shares issuable upon exercise of outstanding options.

(13) Of the shares attributed to Mr. Carter, 86,104 are held in a family trust; Mr. Carter shares voting and investment power over this trust with his spouse. Includes 5,000 shares issuable upon exercise of outstanding options.

(14)    Ms. Baldwin became a Director of the Company on June 24, 1998.

(15) Includes 657,156 shares issuable upon exercise of outstanding options. See also Notes 5, 6, 7, 8 and 13.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides information concerning the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers"), for the fiscal years ended November 27, 1998, November 28, 1997 and November 29, 1996:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                               ------------------------    ----------------------------------------
                                                                                    AWARDS                PAYOUTS
                                                                           ------------------------     -----------
                                                                                         SECURITIES
                                                                           RESTRICTED    UNDERLYING
                                                                             STOCK         OPTIONS/       LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR   SALARY    BONUS(1)    AWARDS(2)       SARS        PAYOUTS(3)   COMPENSATION(4)
---------------------------------------        ----- --------  ---------   -----------   ----------     ----------   ---------------
John E. Warnock .............................  1998  $600,023   $287,901     $      0    532,100(5)     $    0            $293,010
   Chairman of the Board                       1997   489,518    403,313            0     94,350             0             369,965
   and Chief Executive Officer                 1996   428,592    209,519            0     27,800             0              39,965
Charles M. Geschke ..........................  1998   600,023    276,601            0    531,800(5)          0             294,880
   Chairman of the                             1997   489,518    403,313            0     94,200             0             342,108
   Board and President                         1996   428,592    209,519            0     27,800             0              41,000
Frederick A. Snow (6) .......................  1998   317,920    211,876      203,750    256,000(5)          0              50,467
   Executive Vice President,                   1997       N/A        N/A          N/A        N/A             0                 N/A
   Worldwide Field Operations                  1996       N/A        N/A          N/A        N/A             0                 N/A
Bruce R. Chizen .............................  1998   315,784    132,335            0    133,925(5)          0              20,624
   Executive Vice President,                   1997   220,008    121,389            0     22,000             0               4,615
   Worldwide Products and                      1996   205,008     82,171       68,750     14,333             0               2,250
   Marketing
Derek J. Gray (7)............................  1998   280,670    166,875            0    145,300(5)          0              78,802
   Senior Vice President and                   1997   250,796    235,191            0     22,000             0             153,549
   General Manager,                            1996   249,609     78,316            0     11,040             0              64,829
   Adobe  Systems Europe

--------------------------------------------
(1) The amounts shown in this column include payments under the Company's Profit Sharing Plan*, in which all North America employees of the Company participate, as follows:


                                  PROFIT SHARING PLAN PAYMENTS

Name                                         1998                  1997                 1996
----                                     ---------------      ---------------      ----------------
John E. Warnock .....................    $    36,001            $   46,920           $   34,717
Charles M. Geschke ..................         36,001                46,920               34,717
Frederick A. Snow ...................         22,501                   N/A                  N/A
Bruce R. Chizen .....................         20,588                21,505               16,606
Derek J. Gray .......................            N/A                   N/A                  N/A

        * See "Report of the Executive Compensation Committee -- Compensation Components" for a description of the Profit Sharing Plan.

(2) For the Named Executive Officers, the aggregate number of restricted stock holdings at the end of fiscal 1998 was 5,667 shares; the closing price of the Company's Common Stock at November 27, 1998, the fiscal year-end, was $46.875 per share for an aggregate value of $296,906. During fiscal 1998, Mr. Snow was the only Named Executive Officer awarded restricted stock; his award of 5,000 shares was made on January 18, 1998 and vests in full on the first anniversary of the date of grant. During fiscal 1997, no Named Executive Officer was awarded restricted stock. During fiscal 1996, Mr. Chizen was awarded a restricted stock award of 2,000 shares on June 18, 1996, which vests one-third on each of the first three anniversaries of the date of grant. At the time, he was not an executive officer of the Company. The holders of restricted stock are entitled to the same dividend that the Company pays on its outstanding Common Stock.

(3) The first three-year performance cycle period (fiscal years 1995-1997) of the Company's 1994 Performance and Restricted Stock Plan (the "Performance Plan") was completed at the end of fiscal 1997, and the second at the end of fiscal 1998. Pursuant to the Performance Plan, the Company has the option to pay out in either cash or stock. The Company chose to pay out in cash for the three-year performance cycle completed at the end of fiscal 1997; no payouts were earned in the performance cycle completed at the end of fiscal 1998. The cash payouts for the 1995-1997 cycle were made during fiscal 1998 and therefore, pursuant to the Securities and Exchange Commission rules, are included in the column "All Other Compensation" for fiscal 1997 (see the "Performance Plan Payouts" column in Note 4, below).

(4) The amounts disclosed in this column for fiscal 1998, 1997 and 1996 include life insurance premiums, the dollar value of the remainder of the life insurance premiums, disability insurance premiums, Company contributions under the Company's 401(k) Plan (U.S.) and pension (U.K.), social charges, physical examinations, performance payouts for the three-year performance periods ending 1998 and 1997, distributions in connection with the Named Executive Officers respective partnership interests in Adobe Incentive Partners, L.P. ("AIP") and deemed compensation recognized by the Named Executive Officers' pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), Section 83(b) elections made in connection with their respective partnership interests in AIP for fiscal 1998 and 1997, all as described below:

                                                          ALL OTHER COMPENSATION

                                                                      Company
                                       Remainder                       401(k)/    Social  Perfor-                AIP        Total
                             Life      Value of        Disability      Pension   Charges/  mance      AIP       Deemed      Other
                           Insurance   Insurance       Insurance       Contri-   Physical   Plan    Distribu-   Compen-    Compen-
Name                Year   Premiums    Premiums       Premiums(a)    butions(b)  Exams(c) Payouts    tions(d)  sation(e)   sation
---------           ---- ----------- -------------  ---------------  ---------- --------- --------- ---------- --------- -----------
John E. Warnock.... 1998   $13,630      $12,289          $11,352     $    2,400 $     0    $      0  $253,339  $      0  $293,010
                    1997    13,630       12,431           11,352          4,615       0     147,514         0   180,423   369,965
                    1996    13,630       12,562           11,523          2,250       0         N/A       N/A       N/A    39,965

Charles M. Geschke. 1998    14,235       12,801           11,454          2,400     651           0   253,339         0   294,880
                    1997    14,235       12,930           11,454          4,615     937     147,514         0   150,423   342,108
                    1996    14,235       13,061           11,454          2,250       0         N/A       N/A       N/A    41,000

Frederick A. Snow.. 1998    24,673       23,394              N/A (f)      2,400       0         N/A       N/A       N/A    50,467
                    1997       N/A          N/A              N/A            N/A     N/A         N/A       N/A       N/A       N/A
                    1996       N/A          N/A              N/A            N/A     N/A         N/A       N/A       N/A       N/A

Bruce R. Chizen.... 1998     9,230        8,994              N/A (f)      2,400       0         N/A       N/A       N/A    20,624
                    1997       N/A (g)      N/A (g)          N/A (g)      4,615       0         N/A       N/A       N/A     4,615
                    1996       N/A (g)      N/A (g)          N/A (g)      2,250       0         N/A       N/A       N/A     2,250

Derek J. Gray...... 1998     3,508 (a)      N/A                0 (a)     16,840  44,754           0       N/A       N/A    78,802(h)
                    1997     2,437 (a)      N/A                0 (a)     15,048  49,931      72,397       N/A       N/A   153,549(h)
                    1996     2,424 (a)    1,179                0 (a)     14,977  32,780         N/A       N/A       N/A    64,829(h)

     (a) Mr. Gray's life insurance and disability insurance is combined; the single premium is listed under "Life Insurance Premiums."

     (b) Amounts listed are 401(k) Plan contributions for all Executive Officers except Mr. Gray. Mr. Gray's amount represents the Company's contribution to his pension.

     (c) "Social Charges" are a government-mandated payment of National Insurance contributions for the Company's United Kingdom employees. The National Insurance Contributions (NIC) cover state pension, a small element of state National Health Care (NHS) and a contribution to a general state benefits pool such as statutory sick pay. All other amounts in this column are for physical exams.

     (d) Distributions made in connection with the Named Executive Officers' respective partnership interests in AIP.

     (e) Deemed compensation recognized by the Named Executive Officers pursuant to the Code Section 83(b) elections made in connection with their respective partnership interests in AIP for fiscal 1998 and 1997. See "Report of the Executive Compensation Committee - Compensation Components." Pursuant to the requirements of the Code, the amounts in this footnote are included in "All Other Compensation," but the individuals listed did not receive any cash payment or securities of any venture investment; instead, the amounts shown reflect the value of the partnership interest they received.

     (f) The executive officer participates in the Company's standard disability benefits program on the same terms as non-executive officer employees.

     (g) Prior to becoming an Executive Officer in fiscal 1998, Mr. Chizen received benefits on the same terms as non-executive officer employees of the Company.

     (h) Motor vehicle and fuel allowance for Mr. Gray for fiscal years 1998, 1997 and 1996 in the amounts of $13,700, $13,736, $13,469, respectively, are included in the total other compensation amount.

(5) Grant amounts for fiscal 1998 include all previously granted options amended in September 1998 in the option repricing. For information about new grants in 1998, please see the "OPTION/SAR GRANTS IN LAST FISCAL YEAR" table; for information about repriced grants, please see the "TEN-YEAR OPTION REPRICINGS" table.

(6) Mr. Snow's offer letter guaranteed his 1998 executive bonus. He joined the Company in January 1998.

(7) All amounts attributed to Mr. Gray have been converted into U.S. Dollars from the pounds sterling currency in which he is paid, using the exchange rate at the end of each fiscal year as follows: fiscal 1998 - $1.651; fiscal 1997 - $1.690; fiscal 1996 - $1.682.

STOCK OPTIONS

     The following table provides details regarding stock options granted to the Named Executive Officers in fiscal 1998 under the Company's 1994 Stock Option Plan. In addition, in accordance with the Securities and Exchange Commission ("SEC") rules, the table includes previously granted options that were repriced in fiscal 1998. Also in accordance with SEC rules, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         INDIVIDUAL GRANTS(1)
                                       ------------------------------------------------------------------------------
                                          NUMBER OF             % OF TOTAL
                                          SECURITIES             OPTIONS/
                                          UNDERLYING               SARS             EXERCISE
                                           OPTIONS/             GRANTED TO             OR
                                             SARS              EMPLOYEES IN           BASE             EXPIRATION
GRANTED                                    GRANTED             FISCAL YEAR          PRICE(2)             DATE(3)
-------                                ----------------     -------------------  ----------------   -----------------
John E. Warnock.......................        110,000  (5)           1.033%            $35.00           12/17/05
                                               52,800  (6)           0.496              43.81           02/18/06
                                              110,000  (7)           1.033              33.81           12/17/05
                                               52,800  (7)           0.496              33.81           02/18/06
                                               42,000  (7)           0.394              33.81           08/01/05
                                               94,200  (7)           0.885              33.81           12/18/06
                                               70,000  (5)           0.657              33.81           09/23/06
                                                  150  (7)           0.001              33.81           06/04/05
                                                  150  (5)           0.001              43.50           11/06/06

Charles M. Geschke....................        110,000  (5)           1.033              35.00           12/17/05
                                               52,800  (6)           0.496              43.81           02/18/06
                                              110,000  (7)           1.033              33.81           12/17/05
                                               52,800  (7)           0.496              33.81           02/18/06
                                               42,000  (7)           0.394              33.81           08/01/05
                                               94,200  (7)           0.885              33.81           12/18/06
                                               70,000  (5)           0.657              33.81           09/23/06

Frederick A. Snow.....................        100,000  (5)           0.939              38.38           02/02/06
                                              100,000  (7)           0.939              33.81           02/02/06
                                               56,000  (5)           0.526              33.81           09/23/06

Bruce R. Chizen.......................         31,400  (5)           0.295              35.00           12/17/05
                                               31,400  (7)           0.295              33.81           12/17/05
                                               15,125  (7)           0.142              33.81           12/18/06
                                               56,000  (5)           0.526              33.81           09/23/06

Derek J. Gray.........................         37,650  (5)           0.354              35.00           12/17/04
                                               37,650  (7)           0.354              33.81           12/17/04
                                               20,000  (7)           0.188              33.81           08/01/02
                                               22,000  (7)           0.207              33.81           12/18/03
                                               28,000  (5)           0.263              33.81           09/23/05

                                                      POTENTIAL REALIZABLE VALUE AT
                                                         ASSUMED ANNUAL RATES OF
                                                      STOCK PRICE APPRECIATION FOR
                                                             OPTION TERM(4)
                                               --------------------------------------------
GRANTED                                                5%                      10%
-------                                        --------------------    --------------------
John E. Warnock.......................           $    1,838,203        $    4,402,817
                                                      1,104,498             2,645,464
                                                      1,573,962             3,691,307
                                                        776,989             1,830,829
                                                        564,027             1,309,261
                                                      1,575,171             3,797,548
                                                      1,130,077             2,706,732
                                                          1,960                 4,529
                                                          3,115                 7,462

Charles M. Geschke....................                1,838,203             4,402,817
                                                      1,104,498             2,645,464
                                                      1,573,962             3,691,307
                                                        776,989             1,830,829
                                                        564,027             1,309,261
                                                      1,575,171             3,797,548
                                                      1,130,077             2,706,732

Frederick A. Snow.....................                1,832,235             4,388,522
                                                      1,461,202             3,438,925
                                                        904,062             2,165,385

Bruce R. Chizen.......................                  524,724             1,256,804
                                                        449,295             1,053,700
                                                        252,914               609,744
                                                        904,062             2,165,384

Derek J. Gray.........................                  536,457             1,250,172
                                                        452,450             1,032,845
                                                        139,933               300,239
                                                        302,832               705,727
                                                        385,422               898,198

-------------------------------------

(1) All of the options permit withholding of shares to satisfy tax obligations upon exercise. The price of each option share, paid at the time of exercise, is the fair market value of a share of the Company's Common Stock on the date of grant, which was equal to the closing price per share of the Company's Common Stock as quoted on the Nasdaq National Market. Subject to the Retention Agreement terms described in "Severance and Change-in-Control Arrangements" below, if the optionee terminates employment with the Company, his option term will change as follows:

     (a) if the termination is due to the optionee's normal retirement, death or disability, the exercise period is twelve months from such date; or

     (b) if the termination is due to the optionee's early retirement pursuant to an early retirement program, the exercise period is three months from the date of early retirement or such greater period as established pursuant to the early retirement program; or

     (c) if there is a transfer of control of the Company in which the Company is not the surviving corporation, and termination occurs within 24 months thereafter due to (i) constructive termination or
          (ii) any reason other than termination for cause, the exercise period is twelve months from the date on which the optionee's employment terminated, and this vesting will accelerate such that all options will vest in full; or

     (d) if the termination is for cause, the option shall terminate and cease to be exercisable from the date of termination; or

     (e) if the termination is for any reason other than stated above, the exercise period is three months from the date of such termination.

(2) The exercise price may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) Options that were repriced expire on the same date as the originally granted option, either eight or ten years after the original grant date, except Mr. Gray's options, which expire seven years after the original grant date (see Note 7 below). All other options listed in the table have a term of eight years, except those granted to Mr. Gray, which all have a term of seven years.

(4) The potential gain is calculated from the closing price of the Company's Common Stock on the date of grant to the Named Executive Officer
     (see Note 3 above regarding option expiration terms).

     For all of the grants, the potential gains represent certain assumed rates of appreciation only, as set by the SEC. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market condition. There can be no assurance that the amounts reflected in this table will be achieved.

     Using the same analysis, over an eight-year period all holders of Common Stock as of the Company's fiscal year-end would potentially gain approximately $3.0 billion at 5%, and $4.4 billion at 10% rates of stock price appreciation.

(5) All noted options granted to Messrs. Chizen and Gray vest in the amount of 2.08% per month for the first 24 months from the date of grant, and 4.17% per month for the next 12 months; all options granted to Dr. Warnock and Dr. Geschke, except those granted in February 1998 (see Note 6 below), vest on the same schedule; Mr. Snow's option granted in September 1998 vests on the same schedule. Mr. Snow's option granted in February 1998 vests 25% one year from the date of grant, then at the rate of 2.08% per month for the next 12 months and at the rate of 4.17% for the final twelve months.

(6) The 52,800 options granted in February 1998 to each of Dr. Warnock and Dr. Geschke will vest in one installment in February 2005, but the options are subject to 100% acceleration if the Company meets certain performance objectives for the three fiscal years ending in 1999 and the executive's employment with the Company continues through the vesting date. See "Report of the Executive Compensation Committee - Chief Executive Officer Compensation."

(7) Represents an option granted earlier in fiscal 1998 or in previous fiscal years that was repriced September 23, 1998; vesting and expiration terms of the original option grant were not affected by the repricing. See "Repricing Report of the Executive Compensation Committee" and "TEN-YEAR OPTION REPRICINGS" table.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table shows stock options exercised by Named Executive Officers during fiscal 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-THE
                                                                      UNDERLYING UNEXERCISED           MONEY OPTIONS AT
                                            SHARES                       OPTIONS AT FY-END                FY-END(1)
                                         ACQUIRED ON    VALUE       -----------  -------------   -----------   -------------
NAME                                       EXERCISE   REALIZED      EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                     -----------  --------      -----------  -------------   -----------   -------------
John E. Warnock ...........                     0     $      0        149,497       262,094      $2,087,143     $3,425,697
Charles M. Geschke ........                     0            0        147,452       261,849       2,040,184      3,423,950
Frederick A. Snow .........                     0            0          2,333       153,667          30,475      2,007,275
Bruce R. Chizen ...........                25,499      476,534         16,985        92,249         224,745      1,206,279
Derek J. Gray .............                     0            0         48,153        70,537         632,419        922,799

------------------------
(1) Fiscal year ended November 27, 1998. The closing market price on that date for the Company's Common Stock was $46.875.


LONG-TERM INCENTIVE PLAN

     In 1994, the Company's Board of Directors adopted and the stockholders approved the 1994 Performance and Restricted Stock Plan, the Company's form of Long-Term Incentive Plan, which plan was subsequently amended by the Company's Board of Directors in December 1997 and approved by the stockholders in April 1998 as the Amended 1994 Performance and Restricted Stock Plan (the "Performance Plan"). The Performance Plan is a compensation plan tied to corporate performance and measured by the achievement of financial goals.

     The Performance Plan has a three-year cycle. At the start of each three-year performance cycle, each participant is given a contingent award of a number of shares of the Company's Common Stock. The actual number of shares earned by the participant is determined based upon the Company's meeting pre-defined performance objectives over the three-year performance period. The measures for the three-year performance periods consist of the Company's
(i) compound annual revenue growth and (ii) operating margin. If the minimum targets for the first two measures are met, a third measure is used to modify the number of shares actually awarded, with the maximum number of shares possible for award as noted in the last column of the following chart. For the first two three-year performance periods (fiscal years 1995-1997 and 1996-1998), the third modifying measure was based on the Company's stock price performance relative to the Hambrecht & Quist ("H&Q") Technology Index. For the fiscal years 1997-1999 performance period, the third modifying measure is based on the Company's return on equity performance relative to the Standard & Poor's 500 Stock Index ("S&P 500 Index"), and for the fiscal years 1998 - 2000 performance period, the third modifying measure is based on the Company's stock price performance relative to the S&P 500 Index. No performance awards were granted for the performance period covering fiscal years 1999-2001; however, the Company may continue to grant performance awards for future performance cycles.

     Fiscal 1998 was the fourth fiscal year that Performance Plan contingent awards were granted, with the three-year cycle to be fiscal 1998 through fiscal 2000. The following table provides certain information with respect to awards during fiscal 1998 to the Named Executive Officers under the Performance Plan:

         LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                            NUMBER OF     PERFORMANCE OR      ESTIMATED FUTURE PAYOUTS UNDER
                          SHARES, UNITS    OTHER PERIOD        NON-STOCK PRICE-BASED PLANS
                             OR OTHER    UNTIL MATURATION  -------------------------------------
NAME                          RIGHTS        OR PAYOUT        THRESHOLD(#)  TARGET(#)  MAXIMUM(#)
----                      -------------  ----------------  --------------  ---------  ----------
John E. Warnock .........     16,500       FY'98-FY'00           103        16,500      49,500
Charles M. Geschke ......     16,500       FY'98-FY'00           103        16,500      49,500
Frederick A. Snow .......          0               N/A             0             0           0
Bruce R. Chizen .........      8,000       FY'98-FY'00            50         8,000      24,000
Derek J. Gray  ..........      9,420       FY'98-FY'00            58         9,420      28,260


SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

     CHANGE-IN-CONTROL ARRANGEMENTS

     In September 1997, the Company entered into retention agreements (the "Agreements") with its current executive officers, superseding prior agreements and providing for certain cash payments in the event of termination of his or her employment following a change in control of the Company. Upon his employment with the Company in January 1998, the Company entered into a retention agreement with Frederick A. Snow, Executive Vice President, Worldwide Field Operations. In August 1998, the Company entered into a retention agreement with Harold L. Covert, Senior Vice President and Chief Financial Officer and with Bruce R. Chizen, Executive Vice President, Worldwide Products and Marketing.

     For purposes of these Agreements, a "change in control" is defined as:
(i) the beneficial ownership of 30% or more of the combined voting power of the Company by any person or entity; (ii) when Incumbent Directors (as defined in the Agreements) cease to constitute a majority of the Board of Directors; (iii) a merger or consolidation involving the Company or a subsidiary and the stockholders of the Company prior to such transaction own less than 50% of the combined voting power of the Company (or the resulting entity) after the transaction; (iv) the sale, liquidation or distribution of all or substantially all of the assets of the Company; or (iv) a "change in control" within the meaning of Section 280G of the Code. If, within two years after a change in control (the "Covered Period"), the executive's employment is terminated without Cause, or if the executive resigns for Good Reason or Disability (as defined in the Agreements) ("Involuntary Termination"), such executive officer will receive a cash severance payment as follows:

     (1) earned but unpaid salary and the cash equivalent for unused vacation time through the date of termination; plus, (2) pro rata portion of the annual bonus for the year in which termination occurs (calculated on the basis of the officer's target bonus and on the assumption that all performance targets have been or will be achieved); plus, (3) an amount equal to the product of (i) the sum of the officer's Reference Salary and Reference Bonus (as defined in the Agreements), multiplied by (ii) two plus one twelfth for each year of completed service with the Company (not in excess of twelve years) (the "Severance Multiple").

     For the Chief Executive Officer and the President, all outstanding options, performance grants, restricted stock awards and partnership interests in AIP (see "Report of the Executive Compensation Committee" for a description of AIP) will accelerate and vest 100% on the date of the change in control. For other executive officers, all outstanding options, performance grants, restricted stock awards and his/her partnership interest in AIP will accelerate and vest 100% on the date of his/her Involuntary Termination during the Covered Period. Also, the exercise period of all such options will be extended to twelve months from termination. A change in control will not alter the payout provisions of the Performance Plan.

     In addition, the executive officer will receive continued medical, dental, vision and life insurance coverage for himself or herself and dependents for a period of years equal to the Severance Multiple.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "34 Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares Section 16(a) forms on behalf of its officers and directors based on the information provided by them.

     Based solely on review of this information, including written representations from its officers and directors that no other reports were required, the Company believes that, during the 1998 fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that 1,590 shares were not included on Jim Stephens' initially filed Form 3 due to a clerical error.

               REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside, non-management directors. No member of the Committee is a former or current officer of the Company. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and stock ownership programs.

COMPENSATION POLICIES

     The Company operates in the competitive and rapidly changing high technology business environment. The goals of the Company's executive compensation program are to motivate executives to achieve the Company's business objectives in this environment and reward them for their achievement, foster teamwork, and attract and retain executive officers who contribute to the long-term success of the Company. During fiscal 1998, the Committee utilized salary, bonus, stock options and performance shares to meet these goals. In addition, as part of its venture investing program, the Company has established an internal limited partnership ("Adobe Incentive Partners" or "AIP") which enables certain executives of the Company to participate in cash or stock distributions from venture investments.

     Guiding principles are to provide compensation levels which are comparable to those offered by other leading high technology companies, and align the interests of officers with the long-term interests of stockholders through stock compensation. For example, in fiscal 1998, compensation included performance shares granted under the Company's Amended 1994 Performance and Restricted Plan (the "Performance Plan") that cover a three-year performance period and measure growth in revenue and operating margin. Another principle is that a substantial portion of each executive's compensation be in the form of an incentive bonus contingent upon the Company's revenue and operating profit levels for the relevant fiscal year. For example, in 1998 each of the Named Executive Officers' target bonus percentage equaled or exceeded 40% of salary, payable semi-annually.
However, the Committee retains the authority to alter the bonus amounts because qualitative factors and long-term results need to be evaluated as well as the short-term operating results. In 1998, the Committee considered factors such as market share increases, new product development and return on equity.

     The Committee has considered the potential impact of Section 162(m) of the Code adopted under the federal Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the Named Executive Officers, unless compensation is performance-based. Any options granted under the Company's 1994 Stock Option Plan or performance units or shares granted under the Performance Plan will meet the requirement of being performance-based. For the CEO and President, their targeted cash compensation in fiscal 1998 just exceeded the $1 million threshold. Although there will be a reduction in the tax deduction available to the Company if the targeted compensation is achieved, the Committee believes it is small. The Company's policy is to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws.

COMPENSATION COMPONENTS

     ANNUAL COMPENSATION. The salary portion of executive compensation, including that of the Chief Executive Officer, is determined annually by reference to multiple surveys of high technology companies. The companies included in these surveys are not necessarily those included in the indices used in the Performance Graph below. The executive officers are matched to each position by comparing their responsibilities to the survey description most accurately representing their position with the Company by content, organizational level and revenue. Given the officers' levels of responsibility and the past performance of the Company, the Committee targets a median or slightly higher percentile competitive position as stated by the survey in determining salary for each executive officer. As the executives mature in their respective positions for the size of the Company, the Committee expects to target a high percentile competitive position for salary compensation.

     A substantial portion of the annual compensation of each executive officer is in the form of an incentive bonus, which becomes a greater portion of an officer's potential total compensation as the executive's level of responsibility increases. The bonus is computed as a percentage of base salary and is established annually at the beginning of the fiscal year. In fiscal 1998, the target level of bonus equaled or exceeded 40% of salary for each of the Named Executive Officers. The actual amount of each bonus was determined by reference to the management incentive bonus program, which contains targets specifically tied to revenue and operating profit levels on a semi-annual basis. Of the target incentive bonus, a significant portion is based upon the Company's and the individual's relevant division/geography/function's performance. The remainder is based upon attainment of the individual's objectives. The Committee has the authority to alter the incentive payout based on other factors related to Company performance, such as market share increases, new product development and return on equity. The Committee did not assign weights to each of these factors but considered overall profitability and operating results as measured against the annual budget more important than the other performance measures listed. In September 1998, the Board adjusted the targets for all executives except the Chief Executive Officer and President to reflect the reorganization in August 1998. Also, two executive officers who joined the Company during fiscal 1998 were guaranteed payment of their 1998 bonuses in their respective offer letters. In 1998, the Committee awarded incentive bonuses on a semi-annual basis and, except for the September 1998 adjustments and the guaranteed payments, did not alter the incentive payout from what the plan provided. The Company's performance exceeded the minimum targets in the first half of fiscal 1998, so a portion of the bonus component dependent on Company performance was paid; however, in the second half, the Company's performance did not meet the minimum targets, so bonuses were paid only for the achievement of the individual objectives component of the targets.

     Executive officers based in North America also participated with all North America Company employees in the Company's corporate profit sharing plan, under which a target bonus of up to 10% of each employee's base salary, payable quarterly with the potential of paying an overall 12% for the year, is awarded depending upon the Company's overall performance based on revenue, expenses and earnings. Due to the morale issues surrounding the Company's August reduction in force and unsolicited acquisition proposal, in September 1998 this profit sharing plan target percentage was increased for the fourth quarter to 15% (from 10%) of each employee's base salary. Based on the Company's level of revenue and operating profit versus budget for each quarter of fiscal 1998, the profit sharing bonus was paid in the following percentages for the relevant quarter: first quarter, 0%; second quarter, 9%; third quarter, 0%; and fourth quarter, 15%. Because the Company's annual performance did not meet the targets, no additional bonus was contributed to employees' 401(k) accounts.

     LONG-TERM COMPENSATION. The Committee utilized stock options, performance shares, and for those executives deemed critical to its venture investing activities, limited partnership units in Adobe Incentive Partners to motivate and retain executive officers for the long-term. The Committee believes that these forms of compensation closely align the officers' interests with those of stockholders and provide a major incentive to officers in building stockholder value. In addition, the Committee believes that the performance awards further its objective of forging a closer link between the executives' compensation and the Company's longer-term financial performance since the awards are based upon a three-year performance cycle.

     Options are typically granted annually and are subject to vesting provisions to encourage officers to remain employed with the Company. However, although the Committee considered fiscal 1998 annual grants in December 1997 as usual, it considered fiscal 1999 annual grants in September 1998 rather than December 1998 to improve morale after the Company's August reduction in force and an unsolicited acquisition proposal, but reduced the number of shares granted to balance the accelerated grant date. In addition, the Committee granted additional options to two senior executive officers, including the Chief Executive Officer, in February 1998; these options would vest in one installment in February 2005, but are subject to 100% accelerated vesting if the Company meets certain performance objectives over the three fiscal years ending in 1999 and if the executive officer continues his employment with the Company through the vesting date. See "Chief Executive Officer Compensation" and the "OPTION/SAR GRANTS IN LAST FISCAL YEAR" table.

     Each executive officer receives stock options based upon that officer's relative position, responsibilities and performance by the individual over the previous fiscal year and the officer's anticipated performance and responsibilities. Additionally, the Committee considers the net present value of the grant compared to typical grants at companies comparable in size and technology-based industry to the Company. The Committee also reviews the prior level of grants to the officers and to other members of senior management, including the number of shares which continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers. The size of the option grants is not related to Company performance. In addition, the Committee utilizes data compiled by iQuantic, Inc. (an independent compensation consulting firm) on stock options granted in comparable companies in the technology-based industry and comparable companies from a revenue perspective. These stock options are granted at the market price on the date of grant and will provide value to the officers only when the price of the Company's Common Stock increases over the exercise price.

     The Committee granted performance shares pursuant to the Performance Plan to executive officers at the beginning of fiscal 1998 covering a three-year performance period. The performance shares will be payable in stock of the Company or cash at the end of the three-year performance cycle, but only if the Company achieves targeted levels of revenue growth and operating margin. In addition, the target number of shares that will be payable is modified depending upon the Company's relative stock price performance to the S&P 500 Index for the three-year performance period.

     As part of its venture investing program, the Board of Directors established Adobe Incentive Partners to provide long-term compensation to those executive officers of Adobe who are involved in Adobe's venture investing activities and whose participation is deemed critical to the success of the program. The limited partnership investments are restricted to venture investments in companies that are private at the time of the establishment of AIP, or when the investment is made, whichever is later. Distributions to the partners are made when an investment is marketable or sold for cash. The Company is both the general partner and a limited partner. The Company's senior partnership interest includes both a liquidation preference and a preference in recovery of the cost basis of each specific investment. The executives' junior (Class B) partnership interests qualify for partnership distributions only after: (a) the Company has fully recovered the cost basis of the specific investment; and (b) the executive officer has met the vesting requirement. Vesting is over a three-year period: 2.08% per month for the first 24 months and 4.17% per month for the remaining 12 months. The total amount allocated to the junior partnership interests is 20% of the venture investments included in Adobe Incentive Partners. As the Company makes venture investments, the executive officers are deemed to receive compensation in proportion to their interests. In addition, in fiscal 1998, distributions to executive officers totaling $707,000 were made by AIP.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee established the Chief Executive Officer's salary and target bonus levels at the beginning of fiscal 1998. Consistent with the analysis described above, the Committee increased Dr. Warnock's base salary and maintained his target bonus percentage. For the first half, the Committee approved --the payment of 86% of Dr. Warnock's target bonus; for the second half, 28.6% of target was paid.

     For Dr. Warnock's long-term compensation, the Committee granted stock options under the Company's 1994 Stock Option Plan for 110,000 shares of Common Stock in December 1997 in consideration of his individual performance in 1997 and expected performance in 1998. For similar reasons, in February 1998, Dr. Warnock was granted a stock option for 52,800 shares which will vest in its entirety in one installment in February 2005, but is subject to 100% accelerated vesting if the Company meets certain performance objectives over the three fiscal years ending in 1999. These performance objectives consist of achievement of targeted levels of revenue growth and operating margin, and require that the Company's return on equity performance exceed the Hambrecht & Quist return on equity index by at least 135% for the relevant three-year period.

     In September 1998, the Committee repriced options held by all employees of the Company, including Dr. Warnock, with exercise prices above fair market value on the date of the repricing; these amended options are shown as grants during fiscal 1998 in accordance with SEC rules. See "Repricing Report of the Executive Compensation Committee" for more information regarding the repricing. Also in September 1998, as part of the accelerated schedule of fiscal 1999 annual grant consideration by the Company and the Committee to improve morale after the August reduction in force and unsolicited acquisition proposal, the Committee granted Dr. Warnock stock options under the Option Plan for 70,000 shares of Common Stock in consideration of his individual performance in 1998 and expected performance in 1999, but at a reduced level to balance the accelerated grant date. In November 1998, Dr. Warnock was also granted an option for 150 shares in connection with a patent granted to him by the U.S. Patent and Trademark office, in accordance with the Company's usual policy regarding patent grants. The Committee expects to consider further option grants to Dr. Warnock during fiscal 1999 only in lieu of any award that would otherwise have been made pursuant to the Performance Plan and in accordance with its patent grant policy. None of these options were related to Company performance in fiscal 1997 or 1998, except to the extent the vesting of the grant in February 1998 may accelerate based on the Company's performance over a three-year period as described above. Based on Dr. Warnock's senior position, a net present value analysis for grants that are typical at that level of responsibility for the size of company and technology-based industry, and the number of shares which continue to be subject to vesting under outstanding options, the Committee determined that these grants were appropriate.

     In addition, the Committee granted Dr. Warnock 16,500 performance shares covering a three-year performance period beginning in fiscal 1998. The performance shares will be payable in stock or cash of the Company, at the Committee's discretion, at the end of the three-year performance cycle, but only if the Company achieves targeted levels of revenue growth and operating margin. In addition, the target number of shares that will be payable is modified depending upon the Company's stock price performance relative to the S&P 500 for the three-year performance period. The number of performance shares awarded was determined by the Committee based on Dr. Warnock's senior position and a hypothetical return based on the closing market price for the Company's Common Stock on the date of grant.

     During fiscal 1998, Dr. Warnock's Class B limited partner interest in Adobe Incentive Partners for future investments was reduced from 5% to 3%. The Committee made this change at the request of Dr. Warnock to enable the Committee to include additional executive officers in AIP. Dr. Warnock received distributions from his AIP partnership interest totaling $253,339 in fiscal 1998.

EXECUTIVE COMPENSATION COMMITTEE

Gene P. Carter
William R. Hambrecht
Robert Sedgewick
Delbert W. Yocam

            REPRICING REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     In September 1998, the Executive Compensation Committee considered a proposal from management for significant changes to existing employee programs, including options held by the Company's executive officers.(1)
This proposal arose largely from a broad decline in the price of the Common Stock of the Company that had resulted in a substantial number of stock options granted pursuant to the Company's existing option plans having exercise prices well above the recent historical trading prices of the Common Stock. This decline together with the resulting equity disparity between new hires who receive option grants at the current fair market value and existing employees' exercise prices prompted the proposal. The Committee was advised by management that management believed that employee and executive turnover was likely to increase. In large part, this increase was expected because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the then-current trading price, no longer provided an effective retention incentive, particularly when combined with job security concerns in light of the August 1998 reduction in force and the unsolicited acquisition proposal. In addition, the Company's existing option grants were not competitive with competing offers from other companies, since options granted to new hires at other companies would be granted at current trading prices. The Committee also reviewed independent data obtained by management regarding equity and other compensation offered by competitors as well as other companies in the high technology industry in the local area.

     The Committee considered both cash and equity compensation as possibilities to aid employee and executive retention by the Company. The Committee recognized that an amendment of existing options with exercise prices higher than fair market value to provide exercise prices at fair market value would provide additional incentives to employees because of the increased potential for appreciation. Such additional incentives were necessary, the Committee decided, in order for the Company's employee programs to continue to meet their objectives, including driving operating performance in accordance with the Company's plans and targets, promoting employee retention, addressing stockholder concerns for dilution, and preserving the reserved shares for employee stock programs.

     Considering these factors, the Committee determined it to be in the best interests of the Company and its stockholders to amend outstanding stock options under its option plans to set the exercise prices equal to the current market value with the same vesting and expiration terms as existing options, thus restoring the incentives for employees to remain as employees of the Company and to exert their maximum efforts on behalf of the Company and focus on achieving the Company's operating plans. The Committee determined not to impose any exercise restrictions or to defer the date of the repricing, even though management's proposal had included certain of these restrictions, because of the competitive situation that the Company faced as well as concerns that external market factors could affect the repricing. Based on the restructured operational responsibilities of several of the executives, the Committee believed that strong incentives were appropriate.

     Additionally, the Committee determined to include the Chairmen of the Board in the repricing, even though they were not included in the proposal from management, based on the Committee's belief that these individuals should be governed by the same incentives as the overall employee population. The Committee did not want to create distinctions among the classes of employees for purposes of the equity compensation component of compensation.




-----------------------

(1) The Employee Grant Committee separately approved a concurrent repricing of options held by non-executive employees and certain consultants of the Company, for reasons similar to those outlined in this Report. In such repricing, a total of 3,794,576 option shares with exercise prices ranging from $34.25 to $67.00 were exchanged for options for an equal number of shares at an exercise price of $33.8125, the fair market value of the Company's Common Stock on the day of the September 23, 1998 effective date of the repricing.

     Accordingly, in September 1998, the Executive Compensation Committee approved an amendment of each outstanding option held by all current executive officers of the Company with exercise prices above the then-current trading price to provide an exercise price equal to the current trading price. The exchanged options will continue to vest at the same rate and on the same terms as the original options and will terminate on the same date and terms as the original options. The option amendments were completed in their entirety on September 23, 1998; options held by executive officers for 1,257,325 shares with exercise prices ranging from $35.00 to $50.75 were exchanged for options for an equal number of shares at an exercise price of $33.8125, the fair market value of the Company's Common Stock on September 23, 1998, the effective date of the repricing. See "TEN-YEAR OPTION REPRICINGS" table for further information concerning the repricing in its entirety.

EXECUTIVE COMPENSATION COMMITTEE

Gene P. Carter
William R. Hambrecht
Robert Sedgewick
Delbert W. Yocam

REPRICING OF OPTIONS

     The following table provides the specified information concerning all repricings of options to purchase the Companys Common Stock held by an executive officer of the Company during the last ten completed fiscal years.

                          TEN-YEAR OPTION REPRICINGS TABLE

                                                                                                                     LENGTH OF
                                                         NUMBER OF                                                ORIGINAL OPTION
                                                         SECURITIES     MARKET PRICE     EXERCISE                  TERM REMAINING
                                                         INDERLYING     OF STOCK AT       PRICE                      AT DATE OF
                                                          OPTIONS       AT TIME OF      AT TIME OF      NEW         REPRICING OR
                                          REPRICING     REPRICED OR    REPRICING OR    REPRICING OR   EXERCISE       AMENDMENT
NAME AND POSITION                           DATE         AMENDED(1)      AMENDMENT      AMENDMENT      PRICE       (YEAR/DAYS)(2)
------------------------                -------------   -----------   --------------   ------------   --------   ----------------
John E. Warnock .....................     09/23/98          42,000     $ 33.8125      $ 50.7500      $ 33.8125     6 Yrs. 312 Days
   Chairman of the Board                  09/23/98          94,200       33.8125        40.8750        33.8125     8 Yrs.  86 Days
   and Chief Executive Officer            09/23/98             150       33.8125        41.3750        33.8125     6 Yrs. 254 Days
                                          09/23/98          52,800       33.8125        43.8125        33.8125     7 Yrs. 148 Days
                                          09/23/98         110,000       33.8125        35.0000        33.8125     7 Yrs.  85 Days
                                          09/28/90         100,000        9.5000        13.0000         9.5000     9 Yrs. 331 Days
                                          09/22/89         150,000        8.2500        11.2500         8.2500     9 Yrs. 315 Days

Charles M. Geschke ..................     09/23/98          42,000       33.8125        50.7500        33.8125     6 Yrs. 312 Days
   Chairman of the Board                  09/23/98          94,200       33.8125        40.8750        33.8125     8 Yrs.  86 Days
   and President                          09/23/98          94,200       33.8125        35.0000        33.8125     7 Yrs.  85 Days
                                          09/23/98          52,800       33.8125        43.8125        33.8125     7 Yrs. 148 Days
                                          09/23/98          15,800       33.8125        35.0000        33.8125     7 Yrs.  85 Days
                                          09/28/90         100,000        9.5000        13.0000         9.5000     9 Yrs. 331 Days
                                          09/22/89         150,000        8.2500        11.2500         8.2500     9 Yrs. 315 Days

Bruce R. Chizen .....................     09/23/98          15,125       33.8125        40.8750        33.8125     8 Yrs.  86 Days
   Executive VP, Worldwide                09/23/98          31,400       33.8125        35.0000        33.8125     7 Yrs.  85 Days
   Products and Marketing                 03/29/96(3)        4,333       32.2500        50.7500        32.2500     9 Yrs. 173 Days

Derek J. Gray .......................     09/23/98          20,000       33.8125        50.7500        33.8125     3 Yrs. 312 Days
   Senior VP and General Manager,         09/23/98          22,000       33.8125        40.8750        33.8125     8 Yrs.  86 Days
   Adobe Systems Europe                   09/23/98          37,650       33.8125        35.0000        33.8125     6 Yrs.  85 Days

Harold L. Covert ....................     09/23/98          12,500       33.8125        41.6875        33.8125     7 Yrs. 246 Days
   Senior VP and                          09/23/98          25,000       33.8125        50.3750        33.8125     7 Yrs. 220 Days
    Chief Financial Officer

Colleen M. Pouliot ..................     09/23/98          31,400       33.8125        40.8750        33.8125     8 Yrs.  86 Days
   Senior VP, General Counsel             09/23/98          12,500       33.8125        50.7500        33.8125     6 Yrs. 312 Days
   and Secretary                          09/23/98          37,650       33.8125        35.0000        33.8125     7 Yrs.  85 Days
                                          04/14/92          28,000       21.5625        22.3750        21.1250     9 Yrs. 150 Days
                                          09/28/90          20,000        9.5000        13.0000         9.5000     9 Yrs. 331 Days
                                          09/22/89          20,000        8.2500        11.2500         8.2500     9 Yrs. 315 Days
                                          09/22/89          40,000        8.2500        10.4375         8.2500     8 Yrs. 313 Days

                                                                                                                     LENGTH OF
                                                         NUMBER OF                                                ORIGINAL OPTION
                                                        SECURITIES     MARKET PRICE      EXERCISE                 TERM REMAINING
                                                        INDERLYING     OF STOCK AT        PRICE                     AT DATE OF
                                                          OPTIONS       AT TIME OF      AT TIME OF      NEW        REPRICING OR
                                        REPRICING       REPRICED OR    REPRICING OR    REPRICING OR   EXERCISE      AMENDMENT
NAME AND POSITION                         DATE          AMENDED(1)      AMENDMENT       AMENDMENT      PRICE      (YEAR/DAYS)(2)
-----------------                       ---------   ---------------   -------------   -------------   --------    ----------------


Frederick A. Snow ..................    09/23/98           100,000     $33.8125       $38.3750        $33.8125     7 Yrs. 132 Days
   Executive VP, Worldwide
   Field Operations

FORMER OFFICERS:

Ross A. Bott .......................    09/23/98            75,000      33.8125        38.6250         33.8125     8 Yrs. 101 Days
   Executive VP, Products Division      09/23/98            47,100      33.8125        35.0000         33.8125     7 Yrs.  85 Days


John H. Brandon ....................    03/29/96 (3)         5,333      32.2500        50.7500         32.2500     9 Yrs. 173 Days
   VP, North America Sales              04/14/92             1,000      21.5625        25.2500         21.1250     9 Yrs. 232 Days
                                        04/14/92             9,000      21.5625        23.8125         21.1250     9 Yrs.  88 Days
                                        09/28/90             9,000       9.5000        16.8750          9.5000     9 Yrs. 252 Days
                                        09/22/89             8,000       8.2500         8.5000          8.2500     8 Yrs. 246 Days

David P. Eichler ...................    09/23/98            20,000      33.8125        40.5000         33.8125     7 Yrs. 101 Days
   VP, Finance

Hachiro Kimura .....................    09/23/98            22,000      33.8125        40.8750         33.8125     8 Yrs.  86 Days
   President, Adobe Systems             09/23/98            25,100      33.8125        35.0000         33.8125     7 Yrs.  85 Days
   Japan                                03/29/96 (3)         5,000      32.2500        50.7500         32.2500     9 Yrs. 173 Days

John H. Kunze ......................    04/14/92             9,000      21.5625        23.8125         21.1250     9 Yrs.  88 Days
   VP and General Manager,              09/28/90             9,000       9.5000        16.8750          9.5000     9 Yrs. 252 Days
   Internet Products Division           09/22/89            12,000       8.2500         8.5000          8.2500     8 Yrs. 246 Days

Stephen A. MacDonald ...............    04/14/92            70,000      21.5625        22.3750         21.1250     9 Yrs. 150 Days
   Senior VP and General Manager,       09/28/90            50,000       9.5000        13.0000          9.5000     9 Yrs. 331 Days
   Systems Product Division             09/22/89            70,000       8.2500        11.2500          8.2500     9 Yrs. 315 Days

M. Bruce Nakao .....................    09/28/90            36,000       9.5000        13.0000          9.5000     9 Yrs. 331 Days
   Senior VP, Finance and               09/22/89            50,000       8.2500        11.2500          8.2500     9 Yrs. 315 Days
   Administration, Chief  Financial
   Officer and Treasurer

David B. Pratt .....................    09/28/90            40,000       9.5000        13.0000          9.5000     9 Yrs. 331 Days
   Senior VP and General Manager        09/22/89           100,000       8.2500         9.1250          8.2500     8 Yrs. 252 Days
   Applications Products Division       09/22/89            40,000       8.2500        11.2500          8.2500     9 Yrs. 315 Days

                                                                                                                   LENGTH OF
                                                      NUMBER OF                                                  ORIGINAL OPTION
                                                     SECURITIES     MARKET PRICE     EXERCISE                    TERM REMAINING
                                                     INDERLYING      OF STOCK AT      PRICE                        AT DATE OF
                                                       OPTIONS       AT TIME OF     AT TIME OF        NEW         REPRICING OR
                                       REPRICING     REPRICED OR    REPRICING OR   REPRICING OR     EXERCISE       AMENDMENT
NAME AND POSITION                        DATE        AMENDED(1)      AMENDMENT      AMENDMENT        PRICE       (YEAR/DAYS)(2)
-----------------                      -----------   ------------   ------------   ------------    ---------   ----------------

FORMER OFFICERS (CONTINUED):

R. Daniel Putman ...................... 09/28/90          40,000   $    9.5000    $   13.0000      $  9.5000    9 Yrs. 331 Days
   Senior VP, New Products              09/22/89          60,000        8.2500        11.2500         8.2500    9 Yrs. 315 Days
   Development

Frederick A. Schwedner ................ 09/23/98          31,400       33.8125        40.8750        33.8125    8 Yrs.  86 Days
   Senior VP and General Manager,       09/23/98          25,100       33.8125        35.0000        33.8125    7 Yrs.  85 Days
   Printing and Systems Division        03/29/96(3)        6,000       32.2500        50.7500        32.2500    9 Yrs. 173 Days
                                        04/14/92          12,000       21.5625        23.8125        21.1250    9 Yrs.  88 Days
                                        09/28/90           8,000        9.5000        16.8750         9.5000    9 Yrs. 252 Days
                                        09/22/89          30,000        8.2500        11.5000         8.2500    9 Yrs. 313 Days

William M. Spaller .................... 04/14/92          30,000       21.5625        25.6250        21.1250    9 Yrs. 201 Days
   VP, Product Marketing
   and Development

---------------------------------------

(1) All share numbers have been adjusted to reflect stock dividends and splits.

(2) Repriced options in the September 1998 repricing vest and expire on the same terms as the original options. See "Repricing Report of the Executive Compensation Committee." Repriced options in the March 1996 repricing included a restriction prohibiting the employee from exercising the repriced options for six months from the date of the repricing and required the employee to surrender three shares for every two shares repriced, but vesting and expiration terms were otherwise unchanged; executive officers were excluded from participating in this repricing. The April 1992 repricing required that the repriced option begin vesting as a new grant on the date of the repricing, but the expiration terms were otherwise unchanged. The September 1990 repricing also required that the repriced option would begin vesting as a new grant on the date of the repricing, but the expiration terms were otherwise unchanged. Repriced options in the September 1989 repricing vest and expire on the same terms as the original options.

(3) Person was not an executive officer at the time of this repricing, and therefore was permitted to participate in a repricing that excluded executive officers.

                              DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive annual retainers of $20,000, meeting fees of $1,000 for each Board of Directors and committee meeting attended (other than telephonic meetings), and reimbursement for reasonable travel expenses. In addition, each person who is a non-employee director is automatically granted on the date following the annual meeting of stockholders of the Company an option, subject to vesting provisions as described below, to purchase 10,000 shares of the Company's Common Stock under the Company's 1996 Outside Directors Stock Plan ("Outside Directors Plan") at a price per share equal to the closing price of the Company's Common Stock on that date. New non-employee directors joining the Board automatically receive an option to purchase 15,000 shares of the Company's Common Stock under the Outside Directors Plan, subject to the same vesting terms. However, the Outside Directors Plan also provides that, pursuant to Rule 16b-3 of the 34 Act, the Board may exercise its discretion with respect to the number of shares to be granted under any initial option or under the annual option if certain conditions are met.

     Each option has a term of ten years and a vesting schedule of (i) 25% on the day preceding each of the next two annual meetings of stockholders and the remaining 50% on the day preceding the third annual meeting of stockholders of the Company after the grant of the option. The options are exercisable to the extent vested. Options cease to be exercisable three months after termination of director status (except termination due to death or disability), unless such an exercise would subject the resigning director to a forfeiture of profits under Section 16(b) of the 34 Act. In such an event, the timeframe for exercising vested options would be extended until the earlier of (i) the 10th day following the date on which the resigning director would no longer be subject to a forfeiture of profits under Section 16(b), or (ii) the 190th day after termination of services as director or
(iii) expiration of the option. In the event of a change of control, any unexercisable portion of an option shall be fully exercisable thirty days prior to the transaction resulting in a change of control. The option will terminate to the extent it is not exercised effective as of the date of such a transaction to the extent it is not assumed or substituted by the acquiring company.

                            CHANGES TO BENEFIT PLANS

     AMENDED 1997 EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1997 Employee Stock Purchase Plan (as amended, the "Amended 1997 Purchase Plan") to increase the maximum number of shares that may be issued under the Amended 1997 Purchase Plan by 2,500,000 shares, from 7,000,000 to 9,500,000 shares.
See "APPROVAL OF AN AMENDMENT TO INCREASE SHARE RESERVE UNDER THE 1997 EMPLOYEE STOCK PURCHASE PLAN." As of March 9, 1999, no purchases have been made by any employee conditioned on stockholder approval of an increase in the share reserve under the Amended 1997 Purchase Plan. Non-employee directors are not eligible to participate in the Amended 1997 Purchase Plan. Future purchases under the Amended 1997 Purchase Plan are not determinable at this time.

                                PERFORMANCE GRAPH

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the Standard & Poor's 500 Stock Index ("S&P 500") for the broad equity index and the H&Q Technology Index as an industry standard for the five fiscal-year period commencing November 26, 1993 and ending November 27, 1998. The stock price information shown on the graph below is not necessarily indicative of future price performance.

     Although including a stock performance graph in this proxy statement may suggest that executive compensation should be based on stock performance alone, the Executive Compensation Committee considers many factors in determining compensation. These factors include the Company's operating results, overall profitability, new product development, increases in market share and growth in stockholders' equity. See "Report of the Executive Compensation Committee."

                                      [GRAPH]

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                        Adobe Systems        H&Q Technology Index      S&P 500
   **1993                   100.00                  100.00             100.00
     1994                   138.82                  119.68             101.05
     1995                   289.27                  194.19             138.41
     1996                   171.40                  234.52             176.98
     1997                   182.03                  280.48             227.44
     1998                   202.25                  357.71             281.26

   * Assumes $100 invested on November 26, 1993 in the Company's Common Stock, the S&P 500 Index and the H&Q Technology Index, with reinvestment of dividends.

   ** For each reported year, the Company's reported dates are the last trading dates of its fiscal year, which ends on the Friday closest to November 30th, and the S&P 500 Index and H&Q Technology Index dates are the last trading dates in November.

                                  PROPOSAL TWO
                                 APPROVAL OF AN
                       AMENDMENT TO INCREASE SHARE RESERVE
                   UNDER THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors and the stockholders approved the adoption of the 1988 Employee Stock Purchase Plan (the "Old Plan") in December 1987 and April 1988, respectively. The Old Plan qualified as an "employee stock purchase plan" under Section 423 of the Code and terminated in December 1997; no further offers may be made under the Old Plan. The 1997 Employee Stock Purchase Plan (the "Purchase Plan") and related purchase plan agreements were adopted by the Company's Board of Directors on December 18, 1996, and by the Company's stockholders on April 9, 1997, in contemplation of the Old Plan terminating in December 1997. The Purchase Plan included an increase in the share reserve by 3,000,000 shares, from 4,000,000 shares to 7,000,000 shares. On September 23, 1998, the Company's Board of Directors approved certain amendments to the Purchase Plan (the "Amended 1997 Purchase Plan") including an increase in the share reserve by 2,500,000 shares, from 7,000,000 shares to 9,500,000 shares, which is subject to stockholder approval. The Board of Directors believes that the availability of an adequate number of shares in the share reserve of the Amended 1997 Purchase Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to the success of the Company.

     THE BOARD APPROVED AND ADOPTED THE AMENDED 1997 PURCHASE PLAN AND INCREASED THE SHARE RESERVE, SUBJECT TO STOCKHOLDER APPROVAL, IN
CONTEMPLATION OF USING THESE SHARES FOR PARTICIPANT STOCK PURCHASES OVER A TWO-YEAR PERIOD. IN LIGHT OF HISTORICAL USAGE AND EXPECTED FUTURE PARTICIPANT PURCHASES, THE COMPANY EXPECTS THAT THE 2,500,000 SHARE INCREASE WILL BE ADEQUATE TO MEET THESE FORESEEABLE REQUIREMENTS.

SIMULTANEOUSLY, THE BOARD APPROVED AMENDMENTS TO REDUCE THE MAXIMUM PARTICIPANT PAYROLL CONTRIBUTION FROM 25% TO 15% AND TO REDUCE EACH OFFERING PERIOD FROM 24 MONTHS TO 12 MONTHS. THESE CHANGES APPLY TO ALL OFFERING PERIODS COMMENCING AFTER THE DATE OF THE AMENDMENTS.

     The Company intends to register the 2,500,000 share increase on Form S-8 under the Securities Act of 1933 as soon as is practicable after receiving stockholder approval.

     The following summary of the Amended 1997 Purchase Plan is qualified in its entirety by the specific language of the Amended 1997 Purchase Plan, a copy of which will be made available to any stockholder upon written request.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE AMENDED 1997 EMPLOYEE STOCK PURCHASE PLAN TERMS

     GENERAL. The aggregate number of shares authorized for issuance will be 9,500,000, i.e., the sum of the 7,000,000 shares previously approved by the Board of Directors and the stockholders, and, if approved by the stockholders, an additional 2,500,000 shares as approved by the Board of Directors. Whether or not the stockholders approve the Amended 1997 Purchase Plan, the remaining share reserve will be available for purchases under reduced Offering Periods of 12 months with a reduced maximum payroll deduction of 15% of eligible compensation. The provisions of the Purchase Plan will continue to govern the terms of offerings that commenced prior to the effective date of the Amended 1997 Purchase Plan.

     Pursuant to the Code, the Amended 1997 Purchase Plan does not have a termination date, and will remain in effect until the earlier of its termination by the Board of Directors or the date on which all of the shares of stock available for issuance under the Amended 1997 Purchase Plan have been issued.

     ELIGIBILITY. Any employee of the Company or any of its subsidiaries, excluding those in India and China due to strict regulatory requirements, are eligible to participate in the Amended 1997 Purchase Plan as long as the employee is employed by the Company prior to the offering date, is customarily employed for at least twenty hours per week and is customarily employed for at least five months each year. No employee shall be granted a right to purchase shares under the Amended 1997 Purchase Plan if, immediately after such grant, such employee would own or hold options to purchase stock of the Company or of any parent corporation or subsidiary corporation possessing five percent or more of the total combined voting power or value of all classes of stock of such corporation. As of December 31, 1998, 2,646 non-executive officer employees and seven executive officers were eligible to participate in the Purchase Plan and continue to be eligible under the Amended 1997 Purchase Plan.

     PURCHASE OF SHARES. The Amended 1997 Purchase Plan permits eligible employees to purchase shares of Common Stock of the Company through payroll withholding. Each offering period commencing under the Amended 1997 Purchase Plan is 12 months and is divided into two consecutive six month purchase periods. At the end of each purchase period, shares are issued based on payroll deductions accumulated during that period not to exceed 15% of the employee's compensation. The purchase price per share at which the shares of the Company's Common Stock are sold under the Amended 1997 Purchase Plan generally will be equal to 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the offering, or (ii) the last day of the purchase period. No participant may purchase more than 2,500 shares of the Company's Common Stock in any offering, or shares having a fair market value exceeding $25,000 in any calendar year. A participant may withdraw from an offering at any time without affecting his/her eligibility to participate in future offerings. If the fair market value of the shares at the end of a purchase period of an offering (other than the final purchase period of any offering) is less than the fair market value of the shares on the first day of such offering, then every participant in the offering will automatically
(i) be withdrawn from the offering at the close of such purchase period and after the acquisition of shares, and (ii) be enrolled in the offering commencing on the first business day subsequent to such purchase period.

     ADMINISTRATION. The Amended 1997 Purchase Plan is administered by the Board of Directors or a committee appointed by the Board of Directors. As of December 31, 1998, a total of 4,511,661 shares had been purchased under the Purchase Plan and 2,488,339 shares remained available for purchase. The closing market price for the Company Common Stock on December 31, 1998 was $46.875.

     AMENDMENTS. The Board may at any time amend or terminate the Amended 1997 Employee Stock Purchase Plan, except that stockholder approval is required to increase the number of shares authorized for issuance under the Amended 1997 Purchase Plan. As in the Purchase Plan, the Amended 1997 Purchase Plan does permit the Board to designate certain affiliated corporations whose employees may participate without stockholder approval. In addition, except as required by law or regulation, no amendment to the Amended 1997 Purchase Plan may adversely affect the purchase rights previously granted a participant under the Purchase Plan or the Amended 1997 Purchase Plan without such participant's consent.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED 1997 PURCHASE PLAN

     The following summary is intended only as a general guide as to the federal income tax consequences under current law of options granted pursuant to the Amended 1997 Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     A participant recognizes no taxable income either as a result of commencing to participate in the Amended 1997 Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the Amended 1997 Purchase Plan.

     If a participant disposes of shares purchased under the Amended 1997 Purchase Plan within two years from the first day of the applicable offering period or within one year from the date of purchase (which is the last day of a purchase period) (a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months, otherwise it will be short-term.

     If the participant disposes of shares purchased under the Amended 1997 Purchase Plan more than two years after the first day of the applicable offering period and more than one year after the date of purchase, the participant will recognize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction is allowed to the Company.

                                 PROPOSAL THREE
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG LLP ("KPMG") as the independent public accountants for the Company for fiscal 1999, and recommends that the stockholders vote for ratification of such appointment. Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG for stockholder ratification as a matter of good corporate practice. KPMG has audited the Company's financial statements since 1983. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Pursuant to the Company's Amended and Restated Bylaws, any proposal to be brought before next year's annual meeting by a stockholder must be received by the Company at its offices not later than November 1, 1999 and, to be included in the Company's proxy statement for that meeting, must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals; provided, however, that if no annual meeting is held in the prior year or the date of the annual meeting is changed by more than 30 days from the date contemplated at this time, notice by a stockholder must be so received not later than the close of business on the 10th day following the day on which a notice of the date of the meeting is mailed or a public announcement thereof is made.

                                       By Order of the Board of Directors

                                       /s/ Colleen M. Pouliot

                                       Colleen M. Pouliot
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                       & SECRETARY

                                       San Jose, California
                                       March 9, 1999

                             ADOBE SYSTEMS INCORPORATED
                         1997 EMPLOYEE STOCK PURCHASE PLAN
                (as amended by the Board through September 23, 1998)

       1.     PURPOSE AND TERM OF PLAN.

              1.1 PURPOSE. The purpose of the Adobe Systems Incorporated 1997 Employee Stock Purchase Plan, as amended (the "Plan"), is to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

              1.2 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

              1.3 ESTABLISHMENT. The Adobe Systems Incorporated Employee Stock Purchase Plan was initially established on December 7, 1987, was amended and restated effective January 1, 1989, and was amended and restated in its entirety as the Plan effective April 9, 1997, the initial date of stockholder approval of the Plan. The Plan is hereby amended and restated effective September 23, 1998, except that the amendment in Section 4.1 to increase the maximum aggregate number of Shares that may be issued under the Plan shall be effective as of the date on which it is approved by the stockholders of the Company.

       2.     DEFINITIONS AND CONSTRUCTION.

              2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                     (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                     (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                     (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                     (d) "COMPANY" means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

                     (e) "COMPENSATION" means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

                     (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                     (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be.
All such determinations by the Company shall be, for purposes of an individual's participation in or other rights under the Plan as of the time of the Company's determination, final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                     (h) "FAIR MARKET VALUE" means, as of any date, if there is then a public market for the Stock, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

                     (i) "OFFERING" means an offering of Stock as provided in Section 6.

                     (j) "OFFERING DATE" means, for any Offering Period, the first day of such Offering Period.

                     (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1.

                     (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                     (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                     (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                     (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                     (p) "PURCHASE DATE" means, for any Purchase Period, the last day of such period.

                     (q) "PURCHASE PERIOD" means a period established in accordance with Section 6.2.

                     (r) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
Section 9.

                     (s) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

                     (t) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                     (u) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

                     (v) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                     (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

              2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

       3.     ADMINISTRATION.

              3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

              3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

              3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

       4.     SHARES SUBJECT TO PLAN.

              4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, and effective upon approval by the stockholders of the Company, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be nine million five hundred thousand (9,500,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof; provided that until such approval by the stockholders of the Company, the maximum aggregate number of Shares that may be issued under the Plan shall be seven million (7,000,000). If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

              4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

       5.     ELIGIBILITY.

              5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

                     (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

                     (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

              5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

       6.     OFFERINGS.

              6.1 OFFERING PERIODS. Effective for Offerings beginning on and after September 23, 1998, except as otherwise set forth below, the Plan shall be implemented by Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine. Offering Periods shall commence on or about January 1 and July 1 of each year and end on or about the next December 31 and June 30, respectively, occurring thereafter. The initial Offering Period commenced on July 1, 1997. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

              6.2 PURCHASE PERIODS. Effective for Offerings beginning on and after September 23, 1998, each Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about January 1 shall end on or about the next June
30. A Purchase Period commencing on or about July 1 shall end on or about the next December 31. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

       7.     PARTICIPATION IN THE PLAN.

              7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee on or after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

              7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either
(a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section 7.2, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in
Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering.

       8.     RIGHT TO PURCHASE SHARES.

              8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase two thousand five hundred (2,500) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

              8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of less than eleven and one-half (11 1/2) months or more than twelve and one-half (12 1/2) months in duration, the number of whole shares of Stock subject to a Purchase Right shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and disregarding any resulting fractional share.

              8.3 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Purchase Right shall entitle a Participant to purchase shares of Stock under the Plan at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right has been outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

       9.     PURCHASE PRICE.  The Purchase Price at which each share of
Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

       10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION. Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

              10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

              10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

              10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "CHANGE NOTICE DATE" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

              10.4 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

              10.5 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

       11.    PURCHASE OF SHARES.

              11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

              11.2 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

              11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

              11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

              11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

              11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

              11.7 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

       12.    WITHDRAWAL FROM OFFERING OR PLAN.

              12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

              12.2 AUTOMATIC WITHDRAWAL FROM AN OFFERING. If the Fair Market Value of a share of Stock on a Purchase Date other than the final Purchase Date of an Offering is less than the Fair Market Value of a share of Stock on the Offering Date of the Offering, then every Participant automatically shall be (a) withdrawn from such Offering at the close of such Purchase Date and after the acquisition of shares of Stock for the Purchase Period and (b) enrolled in the Offering commencing on the first business day subsequent to such Purchase Date.

              12.3 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to

Section 12.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

       13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY. Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

       14.    TRANSFER OF CONTROL.

              14.1   DEFINITIONS.

                     (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                     (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

              14.2 EFFECT OF TRANSFER OF CONTROL ON PURCHASE RIGHTS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Transfer of Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

       15. NONTRANSFERABILITY OF PURCHASE RIGHTS. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

       16. RESTRICTION ON ISSUANCE OF SHARES. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless
(a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

       17. RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

       18. LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal or state securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

       "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

       19. NOTIFICATION OF SALE OF SHARES. The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

       20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

       21. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

       22. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

       23. CONTINUATION OF PLAN TERMS AS TO OUTSTANDING PURCHASE RIGHTS. Any other provision of the Plan to the contrary notwithstanding, the terms of the Plan prior to amendment (other than the maximum aggregate number of shares of Stock issuable thereunder) shall remain in effect and apply to all Purchase Rights granted pursuant to the Plan prior to amendment.

       IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Adobe Systems Incorporated 1997 Employee Stock Purchase Plan, as amended, was duly adopted by the Board of Directors of the Company on September 23, 1998.

                                       /s/ Colleen M. Pouliot
                                       ----------------------
                                       Secretary

PROXY                                                                      PROXY

                             ADOBE SYSTEMS INCORPORATED
                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints John Warnock and Charles Geschke, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, East Tower, 321 Park Avenue, San Jose, California 95110-2704 on Thursday, April 15, 1999 at 4:30 p.m., local time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 4. Whether or not you are able to attend the meeting, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              ADOBE SYSTEMS INCORPORATED
        PLEASE MARK VOTE IN THE OVAL IN FOLLOWING MANNER USING DARK INK ONLY.

/                                                                              /

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

                                 FOR  WITHHOLD   FOR ALL
1.   Election of the three (3)
     Class II directors          ALL    ALL    EXCEPT NOMINEE(S) WRITTEN BELOW.
     proposed in the
     accompanying Proxy          / /   / /     / /    __________________________
     Statement to serve for
     a two-year term;
     John E. Warnock,
     Robert Sedgewick,
     Carol Mills Baldwin.

2.   Approval of an amendment    FOR  AGAINST  ABSTAIN
     to the Company's 1997
     Employee Stock Purchase     / /   / /    / /
     Plan to increase the
     share reserve by
     2,500,000 shares.

3.   Ratification of the         FOR  AGAINST  ABSTAIN
     appointment of KPMG
     LLP as the Company's        / /   / /    / /
     independent public
     accountants for the
     fiscal year ending
     December 3, 1999.

4.   Transacting of such
     other business as may
     properly come before
     the meeting or any
     adjournment or
     postponement thereof.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

Signatures:

----------------------------------------------

----------------------------------------------

----------------------------------------------

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Dated:
        --------------------------------, 1999
          (be sure to date your Proxy)
--------------------------------------------------------------------------------

     ^                                                                   ^
     |                                                                   |
     |                       FOLD AND DETACH HERE                        |

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
                      PROMPTLY USING THE ENCLOSED ENVELOPE.